American High-Income Trust 333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200 Fax (213) 486-9455

March 31, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$484,462
Class B	$15,638
Class C	$49,743
Class F1	$59,483
Class F2	$22,852
Total	$632,178
Class 529-A	$9,923
Class 529-B	$799
Class 529-C	$3,516
Class 529-E	$517
Class 529-F1	$475
Class R-1	$814
Class R-2	$7,810
Class R-3	$12,646
Class R-4	$8,853
Class R-5	$9,994
Class R-6	$4,148
Total	$59,495

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4576
Class B	$0.4144
Class C	$0.4116
Class F1	$0.4551
Class F2	$0.4696
Class 529-A	$0.4541
Class 529-B	$0.4085
Class 529-C	$0.4088
Class 529-E	$0.4378
Class 529-F1	$0.4658
Class R-1	$0.4108
Class R-2	$0.4116
Class R-3	$0.4381
Class R-4	$0.4547
Class R-5	$0.4716
Class R-6	$0.4745

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,078,483
Class B	33,852
Class C	121,745
Class F1	131,124
Class F2	51,363
Total	1,416,567
Class 529-A	23,470
Class 529-B	1,857
Class 529-C	9,178
Class 529-E	1,289
Class 529-F1	1,135
Class R-1	1,959
Class R-2	19,264
Class R-3	29,812
Class R-4	20,403
Class R-5	21,798
Class R-6	9,700
Total	139,865

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.51
Class B	$11.51
Class C	$11.51
Class F1	$11.51
Class F2	$11.51
Class 529-A	$11.51
Class 529-B	$11.51
Class 529-C	$11.51
Class 529-E	$11.51
Class 529-F1	$11.51
Class R-1	$11.51
Class R-2	$11.51
Class R-3	$11.51
Class R-4	$11.51
Class R-5	$11.51
Class R-6	$11.51